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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALCIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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        NOT APPLICABLE

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Alcide Corporation
8561 154th Avenue, NE
Redmond, Washington 98052

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 22, 2002

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alcide Corporation (the "Company") will be held Tuesday, October 22, 2002 at The University Club located at 1 West 54th Street, New York, NY at 9:00 a.m. Eastern Time, for the following purposes:

  (1)
  To elect four directors to the Board of Directors for the ensuing year;

  (2)
  To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending May 31, 2003; and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has designated the close of business on August 30, 2002 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE ANNUAL MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,
John P. Richards President Secretary
Redmond, Washington September 3, 2002

ALCIDE CORPORATION
8561 154th Avenue, NE
Redmond, Washington 98052

PROXY STATEMENT
For Annual Meeting of Stockholders

October 22, 2002

        The accompanying proxy is being solicited on behalf of the Board of Directors of ALCIDE CORPORATION (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The University Club located at 1 West 54th Street, New York, NY, on Tuesday October 22, 2002 at 9:00 a.m. Eastern Time and at any adjournment or postponement thereof.

        Each stockholder giving a proxy has the power to revoke the same by written notice to the Secretary of the Company at any time before it is voted. Furthermore, any stockholder giving a proxy may revoke the same prior to its use at the Annual Meeting by attending the Annual Meeting and voting in person. Subject to such revocation, properly executed proxies will be voted in the manner directed by such stockholder and, if no direction is made, will be voted in favor of Items 1 and 2 described in this Proxy Statement. All expenses in connection with the solicitation will be borne by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to beneficial owners of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The Company has retained Computershare Trust Company, Inc. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

        This Proxy Statement and the accompanying proxy card are being first mailed or given to the holders of the Company's Common Stock on or about September 3, 2002.

VOTING SECURITIES

        Only stockholders of record at the close of business on August 30, 2002 will be entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the election of directors, each holder of Common Stock may cumulate such Common Stockholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Common Stockholder's shares are entitled, or may distribute the Common Stockholder's votes on the same principle among as many nominees as the Common Stockholder sees fit.

        Under Delaware law and the Company's by-laws, a majority of the outstanding shares of Common Stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

        The four nominees who receive the greatest number of votes, present in person or by proxy at the Annual Meeting, will be elected directors. Abstentions from voting and broker non-votes on the election of directors will have no impact on the outcome of this item since they have not been cast in favor of any nominee.

        The affirmative vote of holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to ratify the selection of independent auditors. Abstention from voting on this matter will have the practical effect of voting against this proposal since shares are present at the Annual Meeting and entitled to vote but are not voting in favor of the proposal. Broker non-votes will have no effect on the outcome of this proposal since they are not considered shares entitled to vote on the proposal. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal.

        On August 30, 2002, there were approximately 2,656,167 shares of the Company's Common Stock outstanding, net of Treasury Stock.

SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership, as of August 1, 2002, of the Common Stock by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock; (b) each director and nominee for director; (c) each of the executive officers included in the Summary Compensation Table, and (d) all directors and executive officers as a group. Each of the named persons has sole voting and investment power with respect to the shares shown, except as stated below.

	COMMON STOCK
Name	No. of Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock(2)
Thomas L. Kempner Loeb Partners Corp. 61 Broadway, 24th Floor New York, NY 10006	482,935	(3)	18.2
Joseph A. Sasenick	131,803	(4)	5.0
John P. Richards	112,365	(5)	4.2
G. Kere Kemp	39,072	(6)	1.5
William G. Spears	30,070	(7)	1.1
James L. Winter	1,800	(8)	..6
Charles A. Baker	1,185	(9)	..4
Directors and executive officers as a group (seven persons)	756,399	(10)	28.5

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of August 1, 2002 are deemed outstanding for purposes of computing percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Based on a total of 2,656,167 shares of Common Stock outstanding as of August 1, 2002.

(3)
201,946 shares of Common Stock are held by Loeb Investors Company V and 26,964 shares are held by Loeb Investors Company 105 for which entities Mr. Kempner serves as Managing

  Partner. 31,709 shares are held by Mr. Kempner individually. 222,316 shares are held in family trusts and other entities for which Mr. Kempner serves as either a trustee or has shared voting and dispositive power. Mr. Kempner disclaims any beneficial interest as to 270,188 shares of the above listed Common Stock.

(4)
Includes 55,000 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002. Also includes 42,831 shares owned by the Company's Employee Stock Ownership Plan, of which Mr. Sasenick is Joint Trustee with Mr. Richards. Mr. Sasenick disclaims any beneficial interest as to 33,084 of these shares.

(5)
Includes 46,000 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002. Also includes 42,831 shares owned by the Company's Employee Stock Ownership Plan, of which Mr. Richards is Joint Trustee with Mr. Sasenick. Mr. Richards disclaims any beneficial interest as to 34,907 of these shares.

(6)
Includes 34,834 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002.

(7)
Includes 8,491 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002.

(8)
Represents 1,800 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002.

(9)
Represents 1,185 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 2002.

(10)
The total does not equal the sum of the amounts listed above for directors and executive officers because Mr. Sasenick and Mr. Richards have joint voting power of the 42,831 shares owned by the Company's Employee Stock Ownership Plan, which shares have been listed under the individual totals for both Mr. Sasenick and Mr. Richards but are counted only once in the group total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires directors, certain of the Company's officers and persons who own more than 10% of a registered class of the Company's securities, to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Commission. Directors, officers, and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such reports it has received, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the previous fiscal year all filing requirements applicable to its directors, certain officers, or greater than 10% beneficial owners were complied with by such persons, other than one late filing relating to option exercises by William G. Spears, a director of the Company. Due to an administrative error on the part of the Company, the filing was 8 days late.

ITEM 1—ELECTION OF DIRECTORS

        The Board of Directors presently consists of four members, all of whom are up for re-election to serve until the next Annual Meeting or until their successors are elected and qualified. It is intended that the proxies received will be voted, unless directed otherwise, for the four nominees indicated below. However, should any nominee become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. The Board of Directors has not been informed that any of the nominees will not be available or will be unable to serve.

        Each person named as a nominee for director has advised the Company of his willingness to serve if elected. The age of each nominee as of August 1, 2002, his position with the Company, if any, the year in which he first became a director of the Company, his business experience during the past five years and other directorships he holds are set forth below.

        Thomas L. Kempner, age 75, has served as a director of the Company since 1983. Mr. Kempner served as Chairman of the Board of Directors from 1990 until April 2001 and has served as Chairman and Chief Executive Officer of Loeb Partners Corporation, a private investment banking firm, since 1979. Presently, Mr. Kempner serves as a director on the following boards: IGENE Biotechnology, Inc.; Intermagnetics General; Northwest Airlines, Inc. (Emeritus); CCC Information Services Group, Inc.; Fuel Cell Energy; Insight Communications Company, Inc.; and Dyax Corporation.

        Joseph A. Sasenick, age 62, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2001 and as a director of the Company since 1991. Mr. Sasenick has served as Chief Executive Officer and Chairman of the Board of Alcide Food Safety, Inc. since January 1999. Mr. Sasenick served as President and Chief Executive Officer of the Company from 1992 until April 2001 and as President and Chief Operating Officer of the Company from 1991 to 1992. Mr. Sasenick held various senior management positions at Abbott Laboratories, a pharmaceutical company, from 1979 to 1984 and the Gillette Company, a personal care products company, from 1970 to 1979. Presently, Mr. Sasenick serves on the Board of Directors of the Washington Biotechnology and Biomedical Association, and the Technology Alliance, a special program of the Greater Seattle Chamber of Commerce.

        William G. Spears, age 64, has served as a director of the Company since 1989. Mr. Spears has been a Principal of Spears Grisanti & Brown LLC, an investment management company, since July 1999. Mr. Spears served as Chairman of Key Asset Management, the investment advisory subsidiary of KeyCorp from 1996 to July 2001. Presently, Mr. Spears serves on the Board of Directors of United Health Group, Avatar Holdings, Inc, as Chairman, Quinnipiac University, Life Trustee, Choate Rosemary Hall and Life Trustee, HealthCare Chaplaincy.

        Charles A. Baker, age 69, has served as a Director of the Company since October 2001. Mr. Baker served as Chairman, President and Chief Executive Officer of the Liposome Company, Inc., a biotechnology company developing and commercializing proprietary lipid- and liposome-based pharmaceuticals, from 1989 until September 2000. Mr. Baker served in a senior management capacity in various companies, including tenures as Group Vice President, Squibb Corporation and President, Squibb International (now Bristol Myers Squibb), a pharmaceutical company, from 1984 to 1988. Mr. Baker also served in a senior executive capacity at Abbott Laboratories from 1981 to 1984 and Pfizer, Inc., a pharmaceutical company, from 1962 to 1981. Mr. Baker is currently a member of the Board of Directors of Regeneron Pharmaceuticals, Inc. and Progenics Pharmaceuticals, Inc., both biotechnology companies.

        The Board of Directors recommends a vote FOR the election of the director nominees.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        The Board of Directors met three times during the fiscal year ended May 31, 2002. Joseph A. Sasenick, Thomas L. Kempner and William G. Spears participated in all three meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served. Kenneth N. May, who served on the Board of Directors from June 1, 2001 to October 16, 2001, attended one meeting of the Board of Directors and Charles A. Baker, who was elected to the Board of Directors on October 16, 2001, attended two meetings. Both Dr. May and Mr. Baker attended all meetings held by all committees of the Board of Directors on which they served at the time they were serving on the Board of Directors.

        The Company's Board of Directors has two standing committees: an Audit Committee and a Compensation/Stock Option Committee.

        The Audit Committee recommends to the Board of Directors the selection of the Company's independent public accountants and reviews with such accountants the scope and results of their audit, the scope and results of the Company's internal audit procedures, and the adequacy of the Company's system of internal control. In addition, the Audit Committee approves non-audit professional services performed by the Company's independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by the independent public accountants. Audit Committee members during fiscal year 2002 were Mr. Kempner (Chairman from June 1, 2001 until October 16, 2001), Mr. Baker (elected Chairman as of October 16, 2001) and Mr. Spears. Dr. May served on the Audit Committee from June 1, 2001 until October 16, 2001. The Audit Committee met one time during the last fiscal year and held one telephonic meeting.

        The Compensation/Stock Option Committee approves management contracts, changes in management compensation, management incentive awards and employee stock options. The Compensation/Stock Option Committee members during fiscal year 2002 were Mr. Kempner and Mr. Spears, Chairman. The Compensation/Stock Option Committee met one time during the last fiscal year.

REPORT OF THE AUDIT COMMITTEE

        The members of the Audit Committee of the Board of Directors are independent as that term is defined in Rule 4200(a) (14) of the National Association of Securities Dealers Marketplace Rules. On July 18, 2000, the Board of Directors adopted a written Audit Committee charter. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with the Company's management. In addition, the Audit Committee has discussed with the Company's independent public accountants, KPMG LLP ("KPMG"), the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed, with KPMG, their independence. The Audit Committee considered the compatibility of non-audit services with the auditors' independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for fiscal year 2002 be included in the Company's Annual Report on Form 10-K for fiscal year 2002.

        Submitted by the Audit Committee of the Company's Board of Directors:

      Charles A. Baker, Chairman
      William G. Spears
      Thomas L. Kempner

COMPENSATION OF DIRECTORS

        For the fiscal year ended May 31, 2002, directors who do not have a consulting or an employment agreement with the Company received $1,000 cash compensation per Board of Directors meeting attended and committee meeting attended, unless held concurrently, a $6,000 cash retainer and a grant of stock options having an aggregate exercise price of $25,000 based on the fair market value of the Common Stock on the date of grant. In the past fiscal year, this compensation applied to William G. Spears and Charles A. Baker. It did not apply to Thomas L. Kempner or Kenneth N. May, both of whom had a consulting arrangement with the Company, or to Joseph A. Sasenick, who received a salary as an officer of the Company.

EXECUTIVE COMPENSATION

        The following table summarizes compensation earned in fiscal years ended May 31, 2002, 2001 and 2000 by the Chief Executive Officer and three other executive officers whose aggregate salary and bonus exceeded $100,000 in the most recent fiscal year (the "Named Executive Officers").

Summary Compensation Table

Long-Term Compensation Awards
Fiscal Year Compensation
Name and Principal Position				Number of Shares Underlying Options (#)	All Other Compensation(2)
	Year	Salary ($)	Bonus ($)
Joseph A. Sasenick Chairman/Chief Executive Officer	2002 2001 2000	256,932 241,212 230,627	194,582 110,554 112,513	10,000 5,000 5,000	9,795 9,795 9,150
John P. Richards President/Chief Financial Officer	2002 2001 2000	166,615 156,428 149,557	118,296 71,691 72,963	8,000 4,000 4,000	5,317 5,317 4,755
G. Kere Kemp Executive Vice President/ Chief Scientific Officer	2002 2001 2000	128,413 120,563 115,282	79,008 55,272 56,250	8,000 4,000 4,000	4,027 4,027 3,772
James L. Winter(1) Corporate Vice President/ General Manager—Animal Health	2002 2001	112,242 36,384	7,000 -0-	8,000 5,000	-0- -0-

(1)
Mr. Winter joined the Company on February 1, 2001.

(2)
All other compensation represents amounts paid by the Company for disability and life insurance premiums.

Option Grants in the Last Fiscal Year

        The following table summarizes the Named Executive Officers' stock option grants during fiscal year 2002.

Options Granted in Fiscal Year 2002

Individual Grants(1)
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Percent of Total Options Granted to Employees in Fiscal Year(2)
Number of Shares Underlying Options
Name				Exercise Price Per Share		Expiration Date
							5%		10%
Joseph A. Sasenick	5,000 5,000	6 6	% %	$ $	29.50 21.10	7/10/2011 10/16/2011	$ $	92,762 66,348	$ $	235,077 168,140
John P. Richards	4,000 4,000	4 4	% %	$ $	29.50 21.10	7/10/2011 10/16/2011	$ $	74,210 53,079	$ $	188,062 134,512
G. Kere Kemp	4,000 4,000	4 4	% %	$ $	29.50 21.10	7/10/2011 10/16/2011	$ $	74,210 53,079	$ $	188,062 134,512
James L. Winter	4,000 4,000	4 4	% %	$ $	29.50 21.10	7/10/2011 10/16/2011	$ $	74,210 53,079	$ $	188,062 134,512

(1)
The options have terms of 10 years from the date of grant and become exercisable in equal annual installments over a period of five years. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Upon the occurrence of certain corporate transactions, the exercisability of the options may be accelerated.

(2)
Based on an aggregate of 89,000 shares subject to options granted to employees during the fiscal year ended May 31, 2002.

(3)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment during the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Fiscal Year-End Option Value

        The following table provides information on option exercises during the last fiscal year by the Named Executive Officers and options outstanding at May 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares Covered by Unexercised Options at May 31, 2002 (#)		Value of Unexercised In-the-Money Options at May 31, 2002 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph A. Sasenick	0	$0	50,000	20,000	$334,375	$36,530
John P. Richards	5,000	$139,900	42,000	16,000	$266,999	$29,225
G. Kere Kemp	0	$0	30,834	16,000	$182,342	$29,225
James L. Winter	0	$0	1,000	12,000	$0	$3,600

(1)
These amounts represent the aggregate number of options exercised, multiplied by the market price of the Common Stock at the time of exercise minus the exercise price for each option.

(2)
These amounts are based on the difference between the applicable option exercise price and the closing price of a share of Common Stock as reported on the NASDAQ Stock Market on May 31, 2002 ($22.00). There is no guarantee that, if and when these options are exercised, they will have this value.

Compensation/Stock Option Committee Interlocks and Insider Participation

        During the last fiscal year, the Compensation Committee consisted of William G. Spears, Chairman, and Thomas L. Kempner, both of whom were non-employee directors. None of the Company's executive officers serves as a member of the Compensation Committee or Board of Directors of any entity that has an executive officer serving as a member of the Company's Compensation/Stock Option Committee or Board of Directors.

REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE

        Compensation programs at the Company are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs support the goal of increasing stockholder value of the Company by achieving specific financial and strategic objectives.

        Executive compensation programs are designed to provide:

  •
  levels of base compensation competitive with comparable technology based companies;

  •
  annual incentive compensation that correlates with the financial performance of the Company; and

  •
  long-term incentive compensation that focuses executive efforts on building stockholder value through meeting long-term financial and strategic goals.

        In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for annual compensation in excess of $1 million earned by the chief executive officer or any of the other four most highly compensated officers. The deduction limit does not apply, however, to performance based compensation that satisfies certain requirements. The Compensation/Stock Option Committee does not anticipate there will be any such nondeductible compensation in the foreseeable future.

Base Salary

        Base salary programs are consistent with comparable companies. The Company's salary increase program is designed to reflect individual performance consistent with the Company's overall financial performance as well as competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

The Management Incentive Plan

        The Management Incentive Plan is designed to reward management-level employees for their contributions to corporate and individual results. Each eligible employee's award is expressed as a percentage, which may range from zero to 100 percent, of such employee's base salary for the plan year.

        Individual performance is measured against objectives, which reflect what executives must accomplish in order for the Company to meet its annual operating plan and long-term growth plans. During fiscal year 2002, the Compensation/Stock Option Committee approved bonuses for four participating employees.

Stock Option Plan

        The 2001 Stock Option Plan authorizes the granting of various stock-based incentive awards to employees of the Company. The plan has been designed to:

  •
  link the executive's financial success to that of the stockholders;

  •
  encourage and create ownership and retention of the Company's stock;

  •
  balance long-term with short-term decision making; and

  •
  focus attention on building stockholder value through meeting long-term financial and strategic goals.

Compensation/Stock Option Committee Activities

        The following summarizes the Compensation/Stock Option Committee's activities during the past fiscal year:

  •
  approved the Merit Increase Guidelines, which set salary grades, ranges and increases;

  •
  reviewed and determined salary increases for each corporate officer based on performance;

  •
  determined fiscal year 2002 management incentive awards based on assessment of executive performance against approved goals; and

  •
  determined stock option awards to employees.

Compensation of the Chairman/Chief Executive Officer

        The Company's Chairman and Chief Executive Officer, Joseph A. Sasenick, received a salary increase of 7% effective September 1, 2001, and was awarded a bonus of $194,582 to be paid during fiscal year 2002. Mr. Sasenick was also awarded options to purchase 10,000 shares of the Company's Common Stock during fiscal year 2002.

        Mr. Sasenick's base salary is competitive with base salaries paid to chief executive officers of technology-based companies similar in size to the Company and takes into account the current rate of inflation and the Company's growth rate. Bonus compensation as a percent of base salary was awarded after careful consideration of progress made during the year in achieving key financial milestones.

        Submitted by the Compensation/Stock Option Committee of the Company's Board of Directors:

William G. Spears, Chairman
Thomas L. Kempner

Stock Performance Graph

        Set forth below is a line graph comparing the performance of the Company's Common Stock during the period May 30, 1997 through May 31, 2002 with the NASDAQ Stock Market Index for U.S. companies and the NASDAQ Stock Market Index for U.S. and foreign pharmaceutical stocks. The line graph assumes $100 invested on May 30, 1997. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance depicted in the performance graph shown below is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
Alcide Corporation

Produced on 06/19/2002 including data to 05/31/2002

$400
$300
$200
$100
$0
185.4
117.1
71.0
05/30/1997
05/29/1998
05/28/1999
05/31/2000
05/31/2001
05/31/2002

Legend

Symbol	CRSP Total Returns Index for:	05/1997	05/1998	05/1999	05/2000	05/2001	05/2002
——— ■	Alcide Corporation	100.0	128.8	60.1	41.9	96.8	71.0
— — ★	Nasdaq Stock Market (US Companies)	100.0	126.8	178.9	245.1	152.1	117.1
- - - ▲	Nasdaq Pharmaceuticals Stocks SIC 2830-2839 US & Foreign	100.0	103.7	137.6	254.0	270.2	185.4

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 05/30/1997.

11455

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

©Copyright 2002

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

        Joseph A. Sasenick.    Pursuant to an employment agreement between the Company and Mr. Sasenick entered into on February 4, 1991 and amended on February 4, 1992, February 4, 1993, February 4, 1994 and August 14, 1995, which can be terminated by the Company for cause and by Mr. Sasenick with 90-days' notice, Mr. Sasenick serves as Chairman of the Board and Chief Executive Officer and receives a base salary of $260,253 per annum. In addition to the base salary, bonus compensation of 100% of the base salary can be earned. The awarding of such bonus shall be at the absolute and sole discretion of the Board of Directors.

        John P. Richards    Pursuant to an employment agreement between the Company and Mr. Richards entered into on July 29, 1991 and amended on January 1, 1993, January 1, 1994 and August 14, 1995, which will expire at the option of either party provided reasonable notice is given, Mr. Richards serves as President and Chief Financial Officer and receives a base salary of $168,769 per annum. In addition to the base salary, bonus compensation of 100% of the base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

        G. Kere Kemp    Pursuant to a letter agreement between the Company and Dr. Kemp entered into on March 1, 1998, which will expire at the option of either party provided reasonable notice is given, Dr. Kemp serves as Executive Vice President and Chief Scientific Officer and receives a base salary of $130,059 per annum. In addition to the base salary, bonus compensation of 100% of the base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

        James L. Winter    Pursuant to a letter agreement between the Company and Mr. Winter entered into on February 1, 2001, which will expire at the option of either party provided reasonable notice is given, Mr. Winter serves as Corporate Vice President and General Manager—Animal Health and receives a base salary of $115,500 per annum. In addition to the base salary, bonus compensation of 100% of the base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

Change-in-Control Provisions Under the Company's Stock Option Plan

        Under the Company's 2001 Stock Incentive Plan and 1993 Stock Option Plan (collectively, the "Plans"), if a corporate transaction, such as a merger or sale of the Company or a sale of substantially all of the Company's securities or assets (other than a transaction with a related party), occurs, then, unless individual agreements provide otherwise, each outstanding option under the Plans may become fully vested and exercisable with respect to 100% of the unvested portion of the option immediately before the corporate transaction or may be assumed or substituted by the surviving corporation, successor corporation or its parent corporation, as applicable, in connection with the corporate transaction.

CERTAIN TRANSACTIONS

        During the fiscal year ended May 31, 2002, the Company paid Loeb Partners Corporation $60,000 in cash for executive and management services provided by Thomas L. Kempner and Norman N. Mintz. Mr. Kempner, one of our directors and a nominee for re-election as a director at the Annual Meeting, holds approximately 51% of the voting equity of Loeb Holding Corporation, of which Loeb Partners Corporation is a 100% wholly-owned operating subsidiary.

        The Company believes that the terms of its consulting agreement with Loeb Partners Corporation are at least as favorable to the Company as could have been provided by an unaffiliated third party. The consulting agreement provides the Company with the sole option of paying Loeb Partners Corporation either in cash or in stock options for executive services. Additionally, whenever an issue arose which, in the opinion of a majority of disinterested members of the Board of Directors, presented a potential conflict of interest between Loeb Partners Corporation and the Company, Mr. Kempner abstained from voting on such issue.

ITEM 2—RATIFICATION OF SELECTION OF AUDITORS

        On May 24, 2002, the Company decided to dismiss Arthur Andersen LLP ("Arthur Andersen") as its independent auditors and appoint KPMG as the Company's independent auditors. The decision to dismiss Arthur Andersen and to select KPMG was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

        The audit reports of Arthur Andersen on the Company's financial statements for the past two years ended May 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years of the Company ended May 31, 2001, and the subsequent interim period through May 24, 2002, there were no disagreements between Arthur Andersen and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the Company's two most recent fiscal years ended May 31, 2001 and the subsequent interim period through May 24, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-K.

        The Company provided KPMG with a copy of the foregoing disclosures and requested that, if it disagreed with the disclosures, it provide the Company with a brief statement presenting its views to be included in this Proxy Statement. KPMG has reviewed the disclosure contained herein and has advised the Company that it does not intend to deliver such a letter to the Company. After reasonable efforts, the Company was unable to obtain confirmation from Arthur Andersen that it did not disagree with the disclosures. However, the foregoing disclosures are consistent with the disclosures set forth in prior filings by the Company relating to its change of auditors for which Arthur Andersen provided a letter that was filed as an exhibit to such filings stating that it did not disagree with the disclosures.

        Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Approval by the stockholders of the appointment of independent auditors is not required, but the Board of Directors determines it desirable to submit the matter to stockholders. If the majority of stockholders voting at the Annual Meeting fail to ratify the selection of KPMG, the Audit Committee and the Board of Directors will consider whether to retain KPMG, and may retain that firm or another firm without resubmitting the matter to the Company's stockholders. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends a vote FOR the ratification of the selection of the auditors.

AUDIT AND RELATED FEES

        Audit Fees:    The fees billed by Arthur Andersen and KPMG for the audit of the Company's annual financial statements for the fiscal year ended May 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on form 10-Q for the fiscal year were $33,000 and $25,000, respectively.

        Financial Information Systems Design and Implementation Fees:    There were no fees billed by Arthur Andersen or KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended May 31, 2002.

        All Other Fees:    The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above, for the fiscal year ended May 31, 2002 were $17,961. The aggregate fees billed by KPMG for services rendered to the Company, other than services described above, for the fiscal year ended May 31, 2002 were $5,000.

ANNUAL REPORT

        The Annual Report of the Company for the fiscal year ended May 31, 2002 including audited financial statements and all other information required to be included in the Company's Annual Report on Form 10-K, are being mailed concurrently to stockholders of record of the Company's Common Stock.

ITEM 3—OTHER MATTERS

        The Board of Directors does not know of any business that will be presented at the Annual Meeting other than those matters set forth in the accompanying Notice of the Annual Meeting of Stockholders. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

        The 2003 Annual Meeting is presently scheduled to be held on October 23, 2003. Under rules promulgated by the Commission, stockholders' proposals to be included in the Company's Proxy Statement of the Board of Directors to be utilized in connection with the 2003 Annual Meeting must be received in writing by the Secretary of the Company no later than May 6, 2003. Alternatively, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if the Company receives notice of stockholder proposals after July 20, 2003, then the persons named as proxies in such Proxy Statement and proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the Proxy Statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be directed to the Company's Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

ALCIDE CORPORATION 8561 154th Avenue NE, Redmond, WA 98052 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of the Stockholders, October 22, 2002	PROXY

The undersigned hereby appoints John P. Richards and Norman N. Mintz as proxies each with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on October 22, 2002, and at any adjournment or postponement thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, which has been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.
Election of the Board of Directors' nominees for Directors.

(The Board of Directors recommends a vote "FOR")

☐ FOR all nominees listed below (except as marked to the contrary below)
☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Thomas L. Kempner Joseph A. Sasenick William G. Spears Charles A. Baker
INSTRUCTION:	Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote. To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

(Continued and to be dated and signed on reverse side.)

2.
Ratification of the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending May 31, 2003.

(The Board of Directors recommends a vote "FOR")

FOR ☐        AGAINST ☐        ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may be properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

If no direction is made, this proxy will be vote for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature
Signature if held jointly
Dated:	,2002

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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VOTING SECURITIES
SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 1—ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Granted in Fiscal Year 2002
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE
Stock Performance Graph
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
CERTAIN TRANSACTIONS
ITEM 2—RATIFICATION OF SELECTION OF AUDITORS
AUDIT AND RELATED FEES
ANNUAL REPORT
ITEM 3—OTHER MATTERS
STOCKHOLDER PROPOSALS